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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1992 Stock Option Plan and the Amended and Restated 1992 Employee Stock Purchase Plan of Novellus Systems, Inc. of our report dated January 16, 1998, with respect to the consolidated financial statements and schedule of Novellus Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP
                                       -----------------------------


San Jose, California
October 9, 1998